                                                                  EXHIBIT (c)(2)



                                  PROJECT BAKER


                      PRESENTATION TO THE SPECIAL COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                NOVEMBER 14, 2000



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TABLE OF CONTENTS



Section I      Transaction Overview

Section II     Overview of Il Fornaio Valuation

Section III    Fairness Opinion Letter



                                       1

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                         SECTION I: TRANSACTION OVERVIEW


                                       2
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OVERVIEW OF THE TRANSACTION



Scope of Assignment:                 Evercore Group Inc. ("Evercore") has been asked by the Special Committee of the Board of Directors of Il Fornaio (America) Corporation ("Il Fornaio" or
                                     the "Company") whether, in Evercore's opinion, the Merger Consideration to be paid pursuant to the Merger is fair, from a financial point of view as of the date hereof, to the holders of the Shares.

Summary of Key Merger Terms:
Background:                                       Il Fornaio intends to enter into an Agreement and Plan of Merger
                                                  ("Merger Agreement") with an affiliate of Bruckmann, Rosser,
                                                  Sherrill & Co., L.P. ("BRS" or the "Investor"). Pursuant to the
                                                  Merger Agreement, an affiliate of the Investor will be merged with and into the Company (the "Merger").

Transaction Consideration:                        Each outstanding share of Common Stock of the Company, other than the shares rolled-over into the surviving company, (the
                                                  "Shares"), will be converted into the right to receive $14.00 per share payable in cash (the "Merger Consideration").

Structure:                                        Recapitalization

Transaction Size:                                 Equity Purchase Price:            $92.0
                                                  Plus: Net Debt as of 10/31/00      (2.8)
                                                                                     ----
                                                  Total                             $89.2

Financing Sources and Uses:                       Sources                           Uses
                                                  -------                           ----
                                                  Senior Bank Debt       $38.2      Equity Purchase Price $92.0
                                                  Subordinated Bank Debt  15.0      Fees and Expenses       4.5
                                                  Equity                  40.0                            -----
                                                  Cash From Company        3.3      Total                 $96.5
                                                                         -----
                                                  Total                  $96.5


                                       3

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OVERVIEW OF THE TRANSACTION



Summary of Key Merger Terms (con't):
Transaction Multiples:                            7.9 x 2000 Est. EBITDA


                                                  5.7 x 2001 Est.  EBITDA


                                                  24.1 x 2000 Est. EPS


                                                  17.3 x 2001 Est. EPS



Summary of Rollover Provisions:                   Selected existing shareholders will roll
                                                  over a portion of their existing stock
                                                  and options in the Company into the
                                                  surviving company following the
                                                  Transaction



                                                    Amount                   As a % of
                                                 Rolled Over               Total Holding
                                                 -----------               -------------
                    Laurence B. Mindel            $2.0 million                  20%

                    Michael J. Hislop              2.9                          43%

                    F. Warren Hellman              1.9                          100%

                    Dean Cortopassi                1.7                          100%

                    Other directors/managements/
                      select equity holders        0.8                           NA

                    Total Rollover Amount         $9.3 million



                                       4

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
Summary of Fiduciary Out Provision:               The Board of Directors (acting on the recommendation of the
                                                  Special Committee) may terminate the Merger Agreement with BRS in the event that the Company receives a superior offer from another party.



                                       5
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OVERVIEW OF THE TRANSACTION


Summary of Key Merger Terms (con't):
Closing Conditions:                               -- Shareholder vote

                                                  -- No Material Adverse Change

                                                  -- Valid Representations and
                                                     Warranties

                                                  -- Lease and Liquor consents
                                                     obtained

                                                  -- Completion of Denver, CO
                                                     restaurant and bakery

                                                  -- Proceeds of debt financing
                                                     received (debt financing
                                                     commitments subject to
                                                     satisfactory review of
                                                     confirmatory legal and
                                                     accounting due diligence)

                                                  -- Minimum cash at closing of $4.4
                                                     million

                                                  -- Customary approvals (Hart-Scott-Rodino,
                                                     etc.)

Termination Fee:                                  Termination fee under certain circumstances of $2.7 million plus reimbursement of BRS's expenses.



                                       6

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OVERVIEW OF THE TRANSACTION

-    In connection with rendering our opinion, Evercore has, among other things:

         (i) Analyzed certain publicly available financial statements and other information relating to Il Fornaio;

         (ii) Analyzed certain internal financial statements and other financial and operating data concerning Il Fornaio prepared by and furnished to us by the management of Il Fornaio;

         (iii) Analyzed certain financial projections concerning Il Fornaio prepared by and furnished to us by the management of Il Fornaio;

         (iv) Discussed the past and current operation and financial condition and the prospects of Il Fornaio with the management of Il Fornaio;

         (v) Reviewed the reported prices and trading activity of the Common Stock of Il Fornaio;

         (vi) Compared the financial performance of Il Fornaio and the prices and trading activity of the Common Stock of Il Fornaio with that of certain other comparable publicly-traded companies and their securities;

         (vii) Reviewed the financial terms to the extent available of certain comparable transactions;

         (viii) Participated in discussions and negotiations among representatives of Il Fornaio, BRS and their advisors;

         (ix) Reviewed the Agreements, and the related exhibits and schedules in substantially final form and have assumed that the final form of such Agreements, exhibits and schedules will not vary in any respect material to our analysis; and

         (x) Performed such other analyses and examinations and considered such other factors as we have in our sole judgment deemed appropriate.

- For purposes of our analysis and opinion, we have not assumed any responsibility for independently verifying the accuracy and completeness of the information reviewed by us or reviewed for us.



                                       7
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OVERVIEW OF THE TRANSACTION



VALUATION MATRIX

                                                Price/ Earnings                   Enterprise Value/EBITDA
                                         ------------------------------        ------------------------------
                       Share Price       LTM         2000         2001         LTM         2000          2001
                       -----------      -----        -----       ------        ---         ----          -----
                         $12.00          24.0x        20.7x        14.8x       6.8x         6.6x         4.7x
                         $12.25          24.5         21.1         15.1        6.9          6.7          4.9
                         $12.50          25.0         21.6         15.4        7.1          6.9          5.0
                         $12.75          25.5         22.0         15.7        7.3          7.1          5.1
                         $13.00          26.0         22.4         16.0        7.4          7.2          5.2
                         $13.25          26.5         22.8         16.4        7.6          7.4          5.3
                         $13.50          27.0         23.3         16.7        7.8          7.6          5.4
                         $13.75          27.5         23.7         17.0        7.9          7.7          5.6
                         ------          ----         ----         ----        ---          ---          ---
                         $14.00          28.0         24.1         17.3        8.1          7.9          5.7
                         ------          ----         ----         ----        ---          ---          ---



                                       8
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OVERVIEW OF THE TRANSACTION



Overview of Bruckmann, Rosser, Sherrill & Co.

- Private equity firm formed in 1995 by former senior officers of Citicorp Venture Capital, Ltd

-    $1.2 billion of committed capital currently under management

-    Currently investing second fund which has $770 million of committed capital

-    Current portfolio of seventeen companies:



    Jitney-Jungle Stores of America, Inc.      Doane Pet Care Company           Town Sports International, Inc
    Restaurant Associates Corp                 B&G Foods, Inc                   Anvil Knitwear, Inc.
    California Pizza Kitchen, Inc.             HealthPlus Corporation           American Paper Group, Inc.
    Alliance Laundry Systems LLC               Mediq Incorporated               Acapulco Restaurants, Inc.
    Panhall International, Inc                 Au Bon Pain                      ICM Equipment Company
    Head & Engquist                            O'Sullivan Industries

                  SECTION II: OVERVIEW OF IL FORNAIO VALUATION

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PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
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IL FORNAIO VALUATION SUMMARY                                     ($ in millions)



 -- Based on its recent stock price, the Company's valuation is as follows:


                                                                          Price/Earnings                  Enterprise Value/EBITDA
                                                      Stock      --------------------------------       ----------------------------
                   Measurement Period                 Price        LTM          2000E       2001E       LTM       2000E      2001E
    ---------------------------------------           -----       -----         -----       -----       ---       -----      -------
    Il Fornaio closing price as of 11/09/00           $9.69       19.4x         16.7x       12.0x       5.2x       5.1x       3.6x
    Il Fornaio 30-Day Average                         $8.99       18.0x         15.5x       11.1x       4.7x       4.6x       3.3x



 -- The Company's valuation based on the consideration to be paid under the Transaction ("Transaction Value") is as follows:

                                                            Market Value of Equity/Net Income          Enterprise Value/EBITDA
                                          Offer Value       ---------------------------------     ----------------------------------
                                           Per Share         LTM          2000E        2001E       LTM          2000E        2001E
                                           ----------       ----          -----        -----       ----         -----        ------
     Il Fornaio Transaction Value            $14.00         28.0x         24.1x        17.3x       8.1x         7.9x          5.7x

 -- We compared the Transaction Value multiples from above to the market valuation multiples for a selected group of publicly traded companies that we deemed comparable.



                                            Price/Earnings                                          Enterprise Value/EBITDA
                         --------------------------------------------------         ------------------------------------------------
                              LTM               2000E               2001E               LTM             2000E               2001E
                         ------------         ----------         ----------         ---------        ----------           ----------
     Group Median            16.7x              15.2x               13.2x              7.2x              6.9x                6.1x
     Group Range           9.8x-66.5x        9.2x-57.0x         8.1x-45.7x         5.3x-26.9x        4.5x-24.4x          3.9x-19.5x



 -- We also compared the Transaction Value multiples to the valuation multiples from a selection of recent transactions that we viewed as comparable.


                                         Enterprise Value / LTM
                                                EBITDA
                                         ----------------------
        Group Median                             7.3x
        Group Range                           4.7x-10.5x

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PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
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IL FORNAIO VALUATION SUMMARY


 -- We compared the premium of (i) the offer value per share to the Company's recent stock price to (ii) premiums paid from a selection of recent transactions involving publicly traded companies in the restaurant industry that we viewed as comparable.


                                                                                Premium Paid Over
                                                                 ------------------------------------------------
                                                                  Stock Price 1 Day    30-Day Average Stock Price
                                                                 Prior to Disclosure       Prior to Disclosure
                                                                 -------------------   --------------------------
Il Fornaio (based on closing Price as of 11/09/00)                      44.5%                     55.7%
Group Median                                                            34.2%                     35.0%
Group Range                                                          10% - 132%                11% - 183%


 -- We performed a discounted cash flow analysis that resulted in a valuation range of $12.98 - $16.88 per share.

 -- We also analyzed an illustrative leveraged buyout transaction for the Company. This analysis resulted in a valuation range of $12.10 - $14.02 per share.

 -- We also projected forward the Company's EPS, applied an assumed future P/E multiple based on valuation multiples for comparable companies, and discounted the estimated future stock price to the present time period based on a range of estimates for the Company's equity cost of capital. This analysis resulted in a valuation range of $10.76-$15.00

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PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
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HISTORICAL AND PROJECTED FINANCIAL OVERVIEW                      ($ in millions)



Income Statement           1995        1996       1997       1998       1999       2000E     2001E     2002E     2003E
--------------          -------     -------    -------    -------    -------     -------   -------   -------   -------
Total Revenues          $  54.1     $  60.7    $  72.1    $  83.1    $ 100.4     $ 122.7   $ 132.7   $ 143.4   $ 157.1
EBITDA                      5.3         6.1        7.7        9.1        9.8        11.3      14.1      15.5      18.3
EBIT                        2.0         2.2        3.8        4.9        4.5         5.4       7.7       8.6      10.7
Net Income                  1.2         1.4        2.5        3.5        3.1         3.5       5.0       5.9       7.5

Number of Restaurants        11          12         15         17         21          25        26        29        33

Growth Rates
------------
Revenues                    8.9%       12.2%      18.8%      15.3%      20.9%       22.2%      8.1%      8.1%      9.5%
EBITDA                     (3.6%)      15.1%      26.2%      18.2%       7.8%       15.2%     24.7%     10.1%     17.8%
EBIT                      (13.0%)      10.0%      72.7%      28.9%      (7.3%)      19.2%     42.6%     11.8%     24.4%
Net Income                 (7.7%)      16.7%      78.6%      40.0%     (12.6%)      14.3%     44.3%     16.2%     28.5%

Margins
-------
EBITDA                      9.8%       10.0%      10.7%      11.0%       9.8%        9.2%     10.6%     10.8%     11.6%
EBIT                        3.7%        3.6%       5.3%       5.9%       4.5%        4.4%      5.8%      6.0%      6.8%
Net Income                  2.2%        2.3%       3.5%       4.2%       3.0%        2.8%      3.8%      4.1%      4.8%



----------
Source for projections:  Management estimates

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IL FORNAIO VS. S&P 500 SMALL-CAP RESTAURANT INDEX SINCE IPO (9/19/97-- PRESENT)




                              [PERFORMANCE GRAPH]




                                                      Price                                  Price
                Date              Volume         Il Fornaio         S&P Small-Cap Restaurant Index
         ------------          ---------         ----------                                  -----
         19-Sep-1997           1,888,100             $14.50                                  14.50
         14-Nov-1997              74,000             $14.50                                  13.44
         14-Jan-1998               9,000             $14.75                                  12.69
         13-Mar-1998               2,000             $13.00                                  15.38
         11-May-1998              12,000             $12.88                                  14.79
         08-Jul-1998              44,700             $13.13                                  15.55
         02-Sep-1998              16,500             $10.13                                  12.07
         29-Oct-1998             115,200              $7.88                                  12.12
         28-Dec-1998              19,900              $7.38                                  13.90
         25-Feb-1999              28,500              $8.25                                  13.60
        *16-Mar-1999             672,600             $10.00                                  13.79
         23-Apr-1999               4,400              $9.88                                  13.86
         21-Jun-1999              10,100             $13.00                                  14.14
         17-Aug-1999              39,500             $11.94                                  13.45
       **18-Aug-1999              20,800             $11.50                                  13.53
         13-Oct-1999               1,000              $9.25                                  13.04
         09-Dec-1999              23,600              $7.25                                  11.15
         07-Feb-2000              12,600              $8.00                                  11.50
         04-Apr-2000              11,000              $8.75                                  11.99
         01-Jun-2000               3,800              $8.50                                  12.24
         28-Jul-2000               1,200              $7.75                                  12.35
         25-Sep-2000                 700              $8.38                                  12.82

        9/17/99: Initial Public Offering. ILFO closes at $14.50 per share, up $3.50 from IPO offering price of $11.00.

* 3/16/99: Il Fornaio announces that it will explore strategic alternatives to enhance shareholder value.

** 8/18/99: Il Fornaio decides to continue as an independent, publicly traded company.

S&P Small-Cap Restaurant Index consists of APPB, CEC, CAKE, COP, IHP, JBX, LNY, LUB, PNRA, RI, RYAN, SONC, TACO.

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PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
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IL FORNAIO STOCK PRICE HISTOGRAM SINCE IPO (9/19/97 -- PRESENT)




                                  [BAR GRAPH]




_______________________________
Share Price    Frequency (Days)
_______________________________
<$1.0             0

<$2.0             0

<$3.0             0

<$4.0             0

<$5.0             0

<$6.0            10

<$7.0            30

<$8.0           120

<$9.0           151

<$10.0          118

<$11.0           62

<$12.0           37

<$13.0           52

<$14.0           71

<$15.0          115

<$16.0           23

<$17.0            5

<$18.0            0

<$19.0            0

<$20.0            0

More              0
_______________________________

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PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
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IL FORNAIO TRADING VALUATION


                                          Current Share   1 month Average  Based on $14.00
                                         Price (11/09/00)   Share Price      Offer Price
                                         ---------------- ---------------  ---------------
Stock Price                                    $9.69           $8.99           $14.00
Fully Diluted Shares (1)                         6.2             6.1              6.6
                                              ------          ------           ------
Market Value of Equity                          60.0            54.8             92.0
    Plus:  Net Debt                             (2.8)           (2.8)            (2.8)
                                              ------          ------           ------
Enterprise  Value                              $57.2           $52.0           $ 89.2


                                                                                             Median
Price to:                    Statistic                                                     Comparables
                             ---------                                                     -----------
    LTM Earnings             $  0.50            19.4x           18.0x            28.0x        16.7x
    2000E Earnings              0.58            16.7            15.5             24.1         15.2
    2001E Earnings              0.81            12.0            11.1             17.3         13.2

Enterprise Value to:
    LTM EBITDA               $  11.0             5.2x            4.7x             8.1x         7.2x
    2000E EBITDA                11.3             5.1             4.6              7.9          6.9
    2001E EBITDA                15.7             3.6             3.3              5.7          6.1
    LTM Sales                  117.4             0.5             0.4              0.8

----------

2000E and 2001E based on management projections.

(1) Based on treasury method.  Assumes $7.40 average exercise price for options.

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SUMMARY TRADING MULTIPLES



                           Median Multiples of Comparable Companies
                           ----------------------------------------
                           Lower Growth  High Growth                 Il Fornaio at
                           Restaurants   Restaurants     Combined     Offer Price
                           -----------   -----------     --------     -----------
Long-Term Growth Rate         16.0%         30.9%         18.5%         20.0%
LTM EBITDA Margin             12.8%         12.0%         12.3%          9.4%

Price /
LTM Earnings                  14.9x         59.6x         16.7x         28.0x
2000E Earnings                13.8          49.3          15.2          24.1
2001E Earnings                12.0          37.9          13.2          17.3

Enterprise Value /
LTM EBITDA                     6.9x         24.5x          7.2x          8.1x
2000 Calendar EBITDA           6.3          20.5           6.9           7.9
2001 Calendar EBITDA           5.5          15.5           6.1           5.7

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SUMMARY TRADING ANALYSIS


Selected Lower Growth Restaurant Companies


                                  Applebee's   Brinker         Cracker        Consolid.    Darden
                                     Intl       Intl            Barrel         Products  Restaurants
                                  ---------    ---------      ---------      ----------  -----------
Stock Price (11/09/00)            $   31.63    $   39.63      $   17.81      $    8.00    $   22.75
Market Value of Equity            $     849    $   2,705      $   1,019      $     233    $   2,798
Enterprise Value                  $     931    $   2,818      $   1,297      $     270    $   3,222
Long Term I/B/E/S Growth Rate          15.0%        15.0%          15.0%          17.0%        12.0%
LTM EBITDA Margin                      21.1%        11.4%          10.4%          12.3%        11.6%
Price to:
    LTM Earnings                       14.1x        22.6x          17.5x          11.0x        16.0x
    2000E Earnings                     13.4         20.8           15.1           10.5         15.4
    2001E Earnings                     11.8         18.0           12.9            9.0         13.5
Enterprise Value to:
    LTM EBITDA                          6.7x         9.8x           7.0x           5.3x         7.3x
    2000 Calendar EBITDA                6.3          9.2            6.7            4.5          7.1
    2001 Calendar EBITDA                5.6          8.1            5.7            3.9          6.5




                                    Mortons                    Outback                                       At Offer
                                   Restaurant   O'Charley's   Steakhouse          Average     Median        Il Fornaio
                                   ----------   -----------   ----------          -------     ------        ----------
Stock Price (11/09/00)              $   19.31    $   14.34    $   26.50
Market Value of Equity              $      87    $     240    $   2,075
Enterprise Value                    $     165    $     351    $   1,981
Long Term I/B/E/S Growth Rate            20.0%        20.0%        17.0%           16.4%       16.0%          20.0%
LTM EBITDA Margin                        13.3%        14.6%        16.9%           13.9%       12.8%           9.4%
Price to:
    LTM Earnings                          9.8x        13.2x        15.6x           15.0x       14.9x          28.0x
    2000E Earnings                        9.2         12.4         14.2            13.9        13.8           24.1
    2001E Earnings                        8.1         10.6         12.2            12.0        12.0           17.3
Enterprise Value to:
    LTM EBITDA                            5.5x         7.1x         6.6x            6.9x        6.9x           8.1x
    2000 Calendar EBITDA                  5.1          6.4          6.1             6.4         6.3            7.9x
    2001 Calendar EBITDA                  4.5          5.4          5.3             5.6         5.5            5.7x


Selected High Growth Restaurant Companies


                                                                           California
                                  Cheesecake         Buca                     Pizza                                  At Offer
                                   Factory           Inc.     P.F. Changs    Kitchen        Average    Median       Il Fornaio
                                  ----------     ---------    -----------  ----------       -------    ------       ----------
Stock Price (11/09/00)            $   45.25      $   15.69    $   41.50    $   34.75
Market Value of Equity            $   1,421      $   225.6    $   457.3    $   641.1
Enterprise Value                  $   1,375      $   212.9    $   466.6    $   630.9
Long Term I/B/E/S Growth Rate          26.7%          35.6%        35.0%        25.0%       30.6%       30.9%          20.0%
LTM EBITDA Margin                      13.1%           9.8%        11.7%        12.3%       11.7%       12.0%           9.4%
Price to:
    LTM Earnings                       66.5x          50.6x        56.1x        63.2x       59.1x       59.6x          28.0x
    2000E Earnings                     49.2           30.2         49.4         57.0        46.4x       49.3x          24.1x
    2001E Earnings                     40.0           20.9         35.8         45.7        35.6x       37.9x          17.3x
Enterprise Value to:
    LTM EBITDA                         26.9x          22.2x        20.5x        26.7x       24.1x       24.5x           8.1x
    2000 Calendar EBITDA               23.9           12.5         17.1         24.4        19.5        20.5x           7.9x
    2001 Calendar EBITDA               18.9            8.3         12.1         19.5        14.7        15.5x           5.7x


----------
Financial statistics based on 10K, 10Q, and Wall Street Research estimates.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
COMPARABLE TRANSACTIONS

                                                                                                                      Multiple of
     Date                                                                                         Offer for              LTM
 Announced                        Acquirer                              Target                    Enterprise           EBITDA
 ---------      ------------------------------------     ----------------------------------       ----------          ----------
  10/6/2000     Carrols Corp                             Taco Cabana                                $152                  6.0x
   6/5/2000     Caxton-Iseman Capital                    Buffets Inc.                                550                  4.7
  11/9/1999     American Securitas Capital Partners      El Pollo Loco                               128                  5.6
  1/27/1999     RB Capital Inc.                          Rock Bottom Restaurants                     104                  5.5
 12/11/1998     Cracker Barrel                           Logan's Roadhouse                           179                 10.5
  9/28/1998     Bain Capital                             Domino's                                  1,021                  7.8
  9/18/1998     Consolidated Restaurant Cos.             Spaghetti Warehouse                          60                  9.9
  8/14/1998     Bruckman, Rosser, Sherrill, & Co         Au Bon Pain Bakeries                         73                  7.9
   6/4/1998     Carrols Corp.                            Pollo Tropical Inc.                          89                  7.3
   4/3/1998     N.E. Restaurant Co.                      Bertucci's Inc.                             123                  7.9
   8/4/1997     Restaurant Co.                           Perkins Family Restaurants L.P.             257                  7.1
   9/5/1997     DavCo Acquisition Holding                DavCo Restaurants Inc.                      196                  7.4
 10/21/1997     Berkshire Hathaway                       International Dairy Queen                   537                  8.8
  9/23/1997     Cracken Harkey Street & Co.              El Chico Restaurants                         65                  6.4
   7/7/1997     Port Royal Holdings Inc.                 Krystal Co.                                 138                  6.7
Average                                                                                                                   7.3x
Median                                                                                                                    7.3x

                Bruckman, Rosser, Sherrill, & Co         Il Fornaio                                                       8.1x

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PREMIUMS PAID ANALYSIS



                                                                                                        Premium  Paid(1)
   Date                                                                                            -------------------------
 Announced                    Acquirer                                Target                       1 Day            1 Month
 ----------      ----------------------------              -------------------------------         -------          --------
  10/6/2000      Carrols Corp                               Taco Cabana                            115.9%            100.9%
   6/5/2000      Caxton-Iseman Capital                      Buffets Inc.                            14.2%             23.1%
  1/27/1999      RB Capital Inc.                            Rock Bottom Restaurants                 48.1%             73.9%
 12/11/1998      Cracker Barrel                             Logan's Roadhouse                       13.9%             33.3%
  9/18/1998      Consolidated Restaurant Cos.               Spaghetti Warehouse                     36.2%             12.3%
   6/4/1998      Carrols Corp.                              Pollo Tropical Inc.                     10.0%             18.5%
   4/3/1998      N.E. Restaurant Co.                        Bertucci's Inc.                         32.3%             36.6%
   8/4/1997      Restaurant Co.                             Perkins Family Restaurants L.P.         28.7%             33.3%
   9/5/1997      DavCo Acquisition Holding                  DavCo Restaurants Inc.                  49.5%             49.5%
 10/21/1997      Berkshire Hathaway                         International Dairy Queen               11.9%             10.5%
  9/23/1997      Cracken Harkey Street & Co.                El Chico Restaurants                   102.0%             78.9%
   7/7/1997      Port Royal Holdings Inc.                   Krystal Co.                            132.0%            182.9%
Average                                                                                             49.6%             54.5%
Median                                                                                              34.2%             35.0%

                 Bruckman, Rosser, Sherrill, & Co           Il Fornaio                              44.5%             55.7%

--------------------------------------------------------------------------------
Premiums based on prices prior to any market news of a possible transaction.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS


                                                            PROJECTED PRO FORMA FISCAL YEAR ENDED DECEMBER 31,
                                                         --------------------------------------------------------
                                        2000E            2001         2002         2003         2004         2005
                                        -----            --------------------------------------------------------
EBITDA                                  $11.3           $14.1        $15.5        $18.3        $19.2        $20.2
   % Growth                                              24.5%        10.1%        17.8%         5.2%         5.2%
Less:  Depreciation                                      (6.4)        (6.9)        (7.5)        (7.9)        (8.3)
                                                         --------------------------------------------------------
EBIT                                                      7.7          8.6         10.7         11.3         11.9
Less: Taxes                 38.5%                        (3.0)        (3.3)        (4.1)        (4.4)        (4.6)
                                                         --------------------------------------------------------
Tax-effected EBIT                                       $ 4.7        $ 5.3        $ 6.6        $ 7.0        $ 7.3

Plus:  Depreciation                                       6.4          6.9          7.5          7.9          8.3
Less:  Capital Expenditures                              (4.0)        (8.1)       (10.8)       (11.3)       (11.9)
Plus:  Changes in Working Capital                         1.0          1.8          2.0          1.6          1.2
                                                         --------------------------------------------------------
Free Cash Flow                                          $ 8.1        $ 5.9        $ 5.4        $ 5.1        $ 5.0


                                                                                                                % of Total
                                                                                                                ----------
Discount Rate               13.0%                        NPV of Cash Flows                           $21.4         22.0%
                                                         NPV of Terminal Value (6.5x EBITDA)          71.3         73.3%
                                                         Plus:  Net Cash as of 12/31/00                4.6          4.7%
                                                                                                    ------        -----
                                                         Total Equity Value                          $97.3        100.0%
                                                         Value Per Share                            $14.80


--------------------------------------------------------------------------------
Total Enterprise Value Sensitivity
--------------------------------------------------------------------------------

                                                                   Terminal EBITDA Multiple
                                                                 ----------------------------
                                                                 6.0x        6.5x        7.0x
                                                                 ----------------------------
                                         Discount     11.0%     $15.05      $15.96      $16.88
                                             Rate     13.0%      13.96       14.80       15.63
                                                      15.0%      12.98       13.75       14.51


--------------------------------------------------------------------------------
Source for projections: Management estimates through 2003, and Evercore estimates in 2004 and 2005.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
LEVERAGED BUYOUT ANALYSIS                                        ($ in millions)


Base Case Assumptions                                              Sources of Funds
---------------------                                              ----------------
Offer Price                            $14.00              Bank Revolver (3.25x 2000E EBITDA)              $36.8
Shares Acquired                           6.6              Sub. Debt (1.25x 2000E EBITDA) (3)               14.1
                                       ------              New Equity                                       42.6
Equity Purchase Price                   $92.0                                                              -----
Plus:  Fees and Expenses                  4.5              Total Sources of Funds                          $93.5
Less:  Excess Cash                       (3.0)
                                       ------
External Funds Required                 $93.5


New Investors IRRs based on Management Projections


                                                            2005 (Year 5) Exit EBITDA Multiple
                                                           -------------------------------------
                                                             6.5x            7.0x           7.5x
                                                           -------------------------------------
2005 EBITDA(2)                                              $20.9           $20.9          $20.9
Enterprise Value                                           $135.8          $146.2         $156.7
Less: Debt                                                  (31.8)          (31.8)         (31.8)
Plus: Cash                                                    1.6             1.6            1.6
Plus: Options Proceeds                                        2.2             2.2            2.2
                                                           ------          ------         ------
Total Equity Value                                         $107.8          $118.3         $128.7

Investor Equity Value(1)                                    $97.0          $106.4         $115.8
IRR                                                          17.9%           20.1%          22.1%


Sensitivity Analysis

                                                         Exit Multiple of 7.0x EBITDA
                             Required                    ----------------------------
                            5 - Year IRR                     Maximum Offer Price
                            ------------                 ----------------------------
                               20.0%                                $14.02
                               25.0%                                $12.94
                               30.0%                                $12.10



--------------------------------------------------------------------------------
Source for financial projections: Management estimates through 2003, and Evercore estimates in 2004 and 2005.
(1) Assumes 5.0% of fully diluted equity granted to management in options and 5% given to sub. debt holders in warrants.
(2) Excludes approximately $700K in annual expenses that would not exist in a private company format.
(3) Assumes total returns with warrants to subordinated debt holders of 18%-19%.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
ANALYSIS OF THE PRESENT VALUE OF BAKER'S STOCK PRICE


       ASSUMPTIONS


          2000E EPS                                        $0.58
          Assumed Future P/E Multiple                      15.0x
          Assumed Discount Rate                            13.0%
          I/B/E/S Long Term Growth Rate                    20.0%


       PV OF FUTURE STOCK PRICE BASED ON I/B/E/S LONG TERM GROWTH RATE


                                                    2000         2001         2002         2003         2004         2005
                                                   -----         ----         ----         ----         ----       -------
          Est. EPS                                 $0.58        $0.70        $0.84        $1.00        $1.20       $ 1.44
          Future P/E Multiple                                                                                        15.0x
                                                                                                                   -------
          Future Stock Price                                                                                       $21.65

          PV of Future Stock Price                $11.75



PV OF FUTURE STOCK PRICE BASED ON MANAGEMENT ESTIMATES THROUGH 2003 AND I/B/E/S LONG TERM GROWTH ESTIMATES THEREAFTER


                                                    2000         2001         2002         2003         2004         2005
                                                    ----         ----         ----         ----         ----       -------
          Est. EPS                                 $0.58        $0.81        $0.93        $1.17        $1.40       $  1.68
          Future P/E Multiple                                                                                         15.0x
                                                                                                                   -------
          Future Stock Price                                                                                       $ 25.27

          PV of Future Stock Price                $13.72


       SENSITIVITY ANALYSIS:  PV OF FUTURE STOCK PRICE


                                                                    PV of Future Stock Price
                                                               ---------------------------------
                                                               I/B/E/S         Mgmt. and I/B/E/S
                                                               ---------------------------------
                                               11.0%           $12.85               $15.00
                                Discount       13.0%            11.75                13.72
                                    Rate       15.0%            10.76                12.56

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
OVERVIEW OF SHAREHOLDERS


Major Institutional Holdings                       Shares               % of Total
----------------------------                     ---------              ----------
Eastbourne Capital Management                    1,391,600                24.1%
Bank of America Corp.                              719,200                12.5%
TCW Group, Inc.                                    308,300                 5.3%
Green River Fund I LP                              295,000                 5.1%
Whitney Holdings LLC                               295,000                 5.1%
Taunus Corporation                                 194,359                 3.4%
                                                 ---------                -----
Total                                            3,203,459                55.5%


Insider Holdings
----------------
Laurence Mindel                                    730,019                12.6%
Michael Hislop                                     486,234                 8.4%
W. Howard Lester                                   191,201                 3.3%
F. Warren Hellman                                  133,854                 2.3%
Dean Cortopassi                                    125,294                 2.2%
Paul Kelley                                         76,332                 1.3%
Michael J. Beatrice                                 53,419                 0.9%
W. Scott Hedrick                                    17,879                 0.3%
Peter Hausback                                       7,846                 0.1%
Lawrence Levy                                        3,810                 0.1%
                                                 ---------               ------
Total                                            1,825,888                31.6%

Other                                              742,105                12.9%

Total                                            5,771,452               100.0%


--------------------------------------------------------------------------------
Source: Proxy statement, Shareworld, and Company information

                      SECTION III: FAIRNESS OPINION LETTER

                     [See Exhibit (c)(1) to Schedule 13E-3]



                                       25